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                                                                    Exhibit 99.1

                                                                             EDO
                                                                     CORPORATION
                                                 60 East 42nd Street, Suite 5010
Frank A. Fariello                                       New York, New York 10165
Chairman of the Board                                               212-716-2000
and Chief Executive Officer
Dear Fellow Shareholder:                                          March 22, 2000

      You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York, at 11:00 A.M., on April 28, 2000.


      In addition to the four proposals on the agenda for the meeting, your management will report on the activities of the Company during the past year and provide a discussion period to give you an opportunity to ask questions concerning the Company's business and its operations.

      Whether you do or do not plan to attend the meeting, it is important that your shares be represented. Regardless of the number of shares you own, you are encouraged to promptly sign and mail the proxy below. This will aid the Company in avoiding the expense of additional proxy solicitation, and will not affect your right to vote in person in the event that you attend the meeting. Thank you for your cooperation.

                                                     Sincerely,

                                                     /s/ Frank A. Fariello


                             EVERY VOTE IS IMPORTANT
              PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE
                  PROVIDED AS SOON AS POSSIBLE. YOUR PROXY DOES
                 NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE
                          EVENT YOU ATTEND THE MEETING.

              - Please Detach and Mail in the Envelope Provided -

A    /X/  PLEASE MARK YOUR
          VOTES AS IN THIS EXAMPLE



      The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

                        FOR                                 WITHHOLD
                       all nominees (except              for all nominees            NOMINEES:
                        as indicated below)                                          Robert E. Allen
No. 1                        / /                             / /                     Robert Alvine
     Election of                                                                     Michael J. Hegarty
     Directors


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


_________________________________________________________________


                                                                          FOR         AGAINST         ABSTAIN
No. 2 Ratification of appointment of KPMG
LLP as independent auditors for EDO for 2000.                             / /          / /              / /




No. 3 The issuance of 6,553,229 EDO                                       FOR         AGAINST         ABSTAIN
      common shares in the merger.                                        / /          / /              / /


                                                                          FOR         AGAINST         ABSTAIN
                                                                          / /          / /              / /

No. 4 Increase in the number of EDO Common Shares subject to EDO's
1996 long-term incentive plan from 600,000 EDO Common Shares to 1,050,000 EDO Common Shares, which increase will effective only if we complete the merger.




                                       TO THE EXTENT NOT OTHERWISE SPECIFIED,
                                       THE COMMON SHARES TO WHICH THIS PROXY
                                       RELATES WILL BE VOTED FOR THE ELECTION OF
                                       ALL NOMINEES AS DIRECTORS AND FOR
                                       PROPOSALS 2, 3 AND 4.




                                               I plan to attend the meeting. / /


                                           SIGN, DATE AND MAIL YOUR PROXY TODAY.

Signature(s) of Shareholder (s) _________________________ Dated __________, 2000
IMPORTANT: Please sign exactly as your name or names appear hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner should sign.
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                                EDO CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS - FRIDAY, APRIL 28, 2000
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                         DIRECTORS OF EDO CORPORATION.


The undersigned hereby appoints MARVIN D. GENZER and IRA KAPLAN, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York, on Friday, April 28, 2000 at 11:00 A.M. New York time, and at any adjournment or postponement thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation and AIL Technologies Inc. Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

           (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)


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